Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces 2016 Fourth Quarter and Full Year Results

Fourth quarter highlights include:

•                  Net income available to common shareholders $1.33 per diluted share

•                  NAREIT Funds from Operations $0.41 per diluted share

•                  Net income and NAREIT Funds from Operations per diluted share include $0.16 charge relating to early extinguishment of debt

•                  8.3 million square feet of wholly-owned properties and 32 acres of land sold for $1.1 billion

•                  Same store operating income increased by 0.9%

•                  Same store operating income for the industrial distribution portfolio increased by 1.9%

•                  $297.8 million in developments delivered at a yield of 8.1%

•                  Industrial distribution rents increased 11.4%

•                  $228.1 million in new developments started at a projected stabilized yield of 7.6%

•                  Prepaid $296.5 million of 6.625% senior notes, and $100 million of 7.5% medium term notes

Full year highlights include:

•                  Net income available to common shareholders $2.43 per diluted share

•                  NAREIT Funds from Operations $2.37 per diluted share

•                  Net income and NAREIT Funds from Operations per diluted share include $0.18 charge relating to early extinguishment of debt

•                  9.5 million square feet of wholly-owned properties and 35 acres of land sold for $1.2 billion

•                  $621.7 million in developments delivered at a current yield of 7.3% and a projected stabilized yield of 8.3%

•                  $402.5 million in new developments started at a projected stabilized yield of 7.3%

•                  Same store operating income increased by 2.8%

•                  Same store operating income for the industrial distribution portfolio increased by 4.0%

•                  Industrial distribution rents increased by 11.7%

Malvern, PA, February 7, 2017 - Liberty Property Trust reported that net income available to common shareholders for the fourth quarter of 2016 was $195.4 million, or $1.33 per diluted share, compared to $81.7 million, or $0.55 per diluted share, for the fourth quarter of 2015.

For the year ended December 31, 2016, net income available to common shareholders was $356.8 million, or $2.43 per diluted share, compared to $239.5 million, or $1.61 per diluted share, for the previous year.

Liberty Property Trust Announces 4Q 2016 and Full Year Results

Net income for the fourth quarter and full year 2016 reflects gains on sale, net of impairments, of $189.7 million and $215.4 million, respectively, compared to $41.9 million and $82.1 million, respectively for the same periods in 2015.

Funds from Operations

The company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the company’s financial performance.  A reconciliation of FFO to GAAP net income is included in the financial data tables accompanying this press release.

NAREIT FFO available to common shareholders for the fourth quarter of 2016 was $62.0 million, or $0.41 per diluted share, compared to $99.3 million, or $0.66 per diluted share, for the fourth quarter of 2015.

NAREIT FFO available to common shareholders for the year ended December 31, 2016 was $356.9 million, or $2.37 per diluted share, compared to $411.0 million, or $2.70 per diluted share, for the previous year.

Net income and FFO for the fourth quarter and the full year 2016 were impacted by a loss on debt extinguishment related to the prepayment of senior and medium term notes of $23.6 million ($0.16 per share) and $27.1 million ($0.18 per share), respectively.

“We could not be more pleased with what we achieved in 2016, both in terms of our strategic execution, and the performance of our real estate,” said Bill Hankowsky, chairman, president, and chief executive officer. “As we enter 2017 we are encouraged by the continued strength in the industrial markets, with the resultant rising market rents and outstanding development opportunities, supported by the stability of a well-leased portfolio and a strong balance sheet.”

Portfolio Performance

Occupancy: At December 31, 2016, Liberty’s in-service portfolio of 99 million square feet was 96.0% occupied, compared to 95.5% at the end of the third quarter of 2016. During the quarter, Liberty completed lease transactions totaling 6.2 million square feet of space. Liberty leased 26.1 million square feet of space in 2016.

Liberty’s 75.3 million square foot wholly-owned industrial distribution portfolio was 97.0% leased, compared to 97.0% at the end of the third quarter.

Same Store Performance: Property level operating income for same store properties increased by 2.4% on a cash basis and by 0.9% on a straight line basis for the fourth quarter of 2016 compared to the same quarter in 2015. For the full year ended December 31, 2016, property level operating income for same store properties increased by 3.4% on a cash basis and by 2.8% on a straight line basis, compared to the full year ended December 31, 2015.

Real Estate Investments

Development Deliveries: In the fourth quarter, Liberty brought into service seven wholly-owned development properties for a total investment of $273.8 million. The properties contain 3.4 million square feet of leasable space and were 100% occupied as of the end of the quarter. The yield on these properties at December 31, 2016 was 8.3%.

Joint ventures in which Liberty holds an interest brought into service two development properties for a total investment of $24.0 million. These properties, which contain 383,000 square feet of leasable space, were 54.9% occupied at December 31, 2016 at a current yield of 4.8% and a projected stabilized yield of 8.5%.

Development Starts: In the fourth quarter, Liberty began development of seven wholly-owned properties totaling 2.4 million square feet of leasable space at a projected investment of $207.6 million. The properties include an office build-to-suit project and six distribution buildings for inventory:

•                  1870 West Rio Salado Parkway, a 236,000 square foot office build-to-suit in Tempe, AZ, 100% pre-leased

•                  8801 Congdon Hill Drive, a 1.1 million square foot distribution building in the Lehigh Valley, PA region, where Liberty’s 26 million square foot portfolio is 99% leased

•                  1500 South 71st Avenue, a 436,000 square foot distribution building in Phoenix, AZ, 60% pre-leased

•                  3929 Shutterfly Road, a 204,000 square foot distribution building in Charlotte, NC

•                  2988 Green Road, a 172,000 square foot distribution building in Greer, SC

•                  Worcester 1 and 2, distribution buildings totaling 216,000 square feet in Worcester, UK

In addition, a joint venture in which Liberty holds an interest began construction on 200 Arlington Boulevard, a 302,000 square foot, $20.5 million distribution property for inventory in Swedesboro, NJ.

Real Estate Dispositions

During the fourth quarter, Liberty sold a portfolio of non-core suburban properties, consisting of 108 buildings totaling approximately 7.6 million square feet of leasable space in five markets and approximately 26.7 acres of land for $969 million.  These properties were 88.1% leased at closing. In addition, Liberty completed the sale of seven properties totaling approximately 759,000 square feet and 5.3 acres of land for $91.4 million. These properties were 62.2% leased at the time of sale.

Capital and Balance Sheet Activity

During the fourth quarter, Liberty prepaid its 6.625% Senior Notes due October 2017 in the amount of $296.5 million and its 7.5% medium term notes due January 2018 in the amount of $100.0 million. This resulted in a $23.6 million loss on debt extinguishment ($0.16 per share), which is included in net income and NAREIT FFO.

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 99 million square foot portfolio includes 568 properties which provide office, distribution and light manufacturing facilities to 1,200 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss fourth quarter and full year results, on Tuesday, February 7, 2017, at 12 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 46035372. A replay of the call will be available until March 7, 2017, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to our plans for disposing of certain properties, risks relating to financing arrangements and sales of securities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation, including without limitation litigation involving entities that we have a acquired or may acquire, and the potential adverse impact of market interest rates on the market price for the company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

December 31, 2016

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Operating Revenue
Rental	$124,516	$143,204	$543,410	$584,165
Operating expense reimbursement	41,600	56,178	190,357	224,608
Development service fee income	12,941	—	12,941	—
Total operating revenue	179,057	199,382	746,708	808,773

Operating Expenses
Rental property	22,731	33,728	102,481	132,702
Real estate taxes	23,303	26,831	99,793	105,410
General and administrative	15,428	17,282	68,198	68,710
Depreciation and amortization	50,547	55,228	205,090	226,575
Development service fee expense	12,165	—	12,165	—
Impairment - real estate assets	3,879	1,126	3,879	18,244
Total operating expenses	128,053	134,195	491,606	551,641

Operating Income	51,004	65,187	255,102	257,132

Other Income/Expense
Interest and other income	1,207	5,870	13,950	23,781
Loss on debt extinguishment	(23,605)	—	(27,099)	—
Interest expense	(24,006)	(32,484)	(115,077)	(135,779)
Total other income/expense	(46,404)	(26,614)	(128,226)	(111,998)

Income before gain on property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	4,600	38,573	126,876	145,134
Gain on property dispositions	193,599	42,984	219,270	100,314
Income taxes	(338)	(60)	(1,971)	(2,673)
Equity in earnings of unconsolidated joint ventures	2,430	2,344	21,970	3,149

Net Income	200,291	83,841	366,145	245,924
Noncontrolling interest - operating partnerships	(4,820)	(2,075)	(9,070)	(6,192)
Noncontrolling interest - consolidated joint ventures	(88)	(78)	(258)	(249)
Net Income available to common shareholders	$195,383	$81,688	$356,817	$239,483

Net income	$200,291	$83,841	$366,145	$245,924
Other comprehensive loss - foreign currency translation	(11,741)	(6,311)	(34,744)	(12,540)
Other comprehensive gain (loss) - derivative instruments	1,542	1,051	410	(488)
Comprehensive income	190,092	78,581	331,811	232,896
Less: comprehensive income attributable to noncontrolling interest	(4,668)	(2,030)	(8,519)	(6,135)
Comprehensive income attributable to common shareholders	$185,424	$76,551	$323,292	$226,761

Basic income per common share	$1.33	$0.56	$2.44	$1.62

Diluted income per common share	$1.33	$0.55	$2.43	$1.61

Weighted average shares
Basic	146,419	147,164	146,204	148,243
Diluted	147,182	147,730	146,889	148,843

Liberty Property Trust

Statement of Funds From Operations

December 31, 2016

(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year Ended
	December 31, 2016		December 31, 2015		December 31, 2016		December 31, 2015
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income to NAREIT FFO - basic:
Basic - income available to common shareholders	$195,383	$1.33	$81,688	$0.56	$356,817	$2.44	$239,483	$1.62

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,308		2,747		11,014		11,638
Depreciation and amortization	50,155		54,817		203,626		224,917
Gain on property dispositions / impairment - real estate assets of unconsolidated joint ventures	(25)		(11)		(7,012)		11,305
Gain on property dispositions / impairment - real estate assets	(190,477)		(41,858)		(216,148)		(82,070)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - real estate assets	3,244		(367)		192		(3,845)
NAREIT Funds from operations available to common shareholders - basic	$60,588	$0.41	$97,016	$0.66	$348,489	$2.38	$401,428	$2.71

Reconciliation of net income to NAREIT FFO - diluted:
Diluted - income available to common shareholders	$195,383	$1.33	$81,688	$0.55	$356,817	$2.43	$239,483	$1.61

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,308		2,747		11,014		11,638
Depreciation and amortization	50,155		54,817		203,626		224,917
Gain on property dispositions / impairment - real estate assets of unconsolidated joint ventures	(25)		(11)		(7,012)		11,305
Gain on property dispositions / impairment - real estate assets	(190,477)		(41,858)		(216,148)		(82,070)
Noncontrolling interest excluding preferred unit distributions	4,702		1,957		8,598		5,720
NAREIT Funds from operations available to common shareholders - diluted	$62,046	$0.41	$99,340	$0.66	$356,895	$2.37	$410,993	$2.70

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	146,419		147,164		146,204		148,243
Dilutive shares for long term compensation plans	763		566		685		600
Diluted shares for net income calculations	147,182		147,730		146,889		148,843
Weighted average common units	3,530		3,539		3,536		3,540
Diluted shares for NAREIT Funds from operations calculations	150,712		151,269		150,425		152,383

The Company believes that the calculation of NAREIT Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from dispositions of depreciable property.  As a result, year over year comparison of NAREIT Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that NAREIT Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  NAREIT Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

December 31, 2016

(Unaudited and in thousands, except share and unit amounts)

	December 31, 2016	December 31, 2015
Assets
Real estate:
Land and land improvements	$1,094,470	$1,184,927
Building and improvements	4,501,921	5,131,648
Less: accumulated depreciation	(940,115)	(1,148,928)

Operating real estate	4,656,276	5,167,647

Development in progress	267,450	360,948
Land held for development	333,703	336,967

Net real estate	5,257,429	5,865,562

Cash and cash equivalents	43,642	35,353
Restricted cash	12,383	9,018
Accounts receivable	14,433	14,343
Deferred rent receivable	109,245	118,787
Deferred financing and leasing costs, net of accumulated amortization (2016, $152,308; 2015, $175,798)	153,393	192,109
Investments in and advances to unconsolidated joint ventures	242,208	218,454
Assets held for sale	4,548	4,954
Prepaid expenses and other assets	153,106	99,049

Total assets	$5,990,387	$6,557,629

Liabilities
Mortgage loans, net	$276,650	$307,908
Unsecured notes, net	2,280,286	2,580,108
Credit facility	—	259,000
Accounts payable	65,915	51,382
Accrued interest	21,878	26,154
Dividend and distributions payable	71,501	71,787
Other liabilities	203,697	223,499
Total liabilities	2,919,927	3,519,838

Noncontrolling interest - operating partnership - 301,483 preferred units outstanding as of December 31, 2016 and 2015	7,537	7,537

Equity
Shareholders’ equity
Common shares of beneficial interest, $.001 par value, 283,987,000 shares authorized, 146,993,018 and 147,577,984 shares issued and outstanding as of December 31, 2016 and 2015, respectively	147	148
Additional paid-in capital	3,657,592	3,669,627
Accumulated other comprehensive loss	(56,031)	(22,506)
Distributions in excess of net income	(598,317)	(674,688)
Total shareholders’ equity	3,003,391	2,972,581

Noncontrolling interest - operating partnership 3,530,031 and 3,539,075 common units outstanding as of December 31, 2016 and 2015, respectively	54,631	53,754
Noncontrolling interest - consolidated joint ventures	4,901	3,919

Total equity	3,062,923	3,030,254

Total liabilities, noncontrolling interest - operating partnership and equity	$5,990,387	$6,557,629